UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SEACOAST FINANCIAL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Beginning on June 2, 2004, Seacoast Financial Services Corporation posted and made available to stockholders and customers the following letter in each branch of (1) Compass Bank for Savings, (2) Abington Savings Bank, and (3) Nantucket Bank, each a wholly-owned subsidiary of Seacoast:

[Seacoast Financial Services Corporation Logo Appears Here]

Dear Customers and Stockholders,

As many of you know already, Seacoast Financial Services Corporation - the parent company of Compass Bank (including the Abington Savings Bank division) and Nantucket Bank -- has agreed to merge with Sovereign Bancorp, Inc. After the merger is completed, we plan to merge each of our banks into its subsidiary, Sovereign Bank. Approval of the merger with Sovereign will be the focus of our upcoming special meeting of stockholders.

As I have previously stated, we are delighted to join forces with Sovereign, a company that shares our strong commitment to its customers, team members, stockholders and the community. Furthermore, we expect that this partnership will provide our retail and business customers with an enhanced array of products, and will enable us to continue to deliver outstanding service. Many other reasons outlining our enthusiasm for this merger are discussed in detail in the proxy statement already sent to stockholders.

The special meeting of Seacoast stockholders will be held on June 28, 2004 at 4 p.m. at White’s of Westport, 66 State Road, Westport, Massachusetts, at which the proposal to consider the merger with Sovereign will be voted upon. It is important that all stockholders, both large and small, take the time to read the proxy materials and to vote their shares on this important issue.

If you are a stockholder of Seacoast, your vote is very important to us, and you are urged to vote either in person or by proxy. Furthermore, our branch managers and assistant managers are prepared to provide you with the complete proxy statement and otherwise to put you in contact with the proper persons who can help you to facilitate your voting or answer any questions you may have on this matter.

Thank you for your support.

Sincerely

Kevin G. Champagne

President and Chief Executive Officer

Additional Information About the Sovereign/Seacoast Merger

Sovereign and Seacoast filed a registration statement of Form S-4, including a proxy statement/prospectus, with the Securities and Exchange Commission on May 10, 2004. The proxy statement/prospectus was mailed to the stockholders of Seacoast on or about May 13, 2004. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors are able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sovereign and Seacoast, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by Sovereign with the SEC, including filings that are incorporated by reference in the proxy statement/prospectus, can be obtained, without charge, by directing a request to Sovereign Bancorp, Inc., Investor Relations, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Tel: 610-988-0300). In addition, documents filed by Seacoast with the SEC, including filings that are incorporated by reference in the proxy statement/prospectus, can be obtained, without charge, by directing a request to Seacoast Financial Services Corporation, One Compass Place, New Bedford, Massachusetts 02740, Attn: James R. Rice, Senior Vice President, Marketing (Tel: 508-984-6000). Directors and executive officers of Seacoast may be deemed to be participants in the solicitation of proxies from the stockholders of Seacoast in connection with the Sovereign/Seacoast merger. Information about the directors and executive officers of Seacoast and their ownership of Seacoast common stock is set forth in Seacoast’s Form 10-K/A for the fiscal year ended December 31, 2003 as filed with the SEC on April 29, 2004. Additional information regarding the interests of those participants may be obtained by reading the proxy statement/prospectus regarding the proposed Sovereign/Seacoast merger. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE SOVEREIGN/SEACOAST MERGER.